EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated January 21, 2000, on our audits of the consolidated financial statements of Irwin Financial Corporation as of December 31, 1999 and 1998 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999, appearing in the Annual Report on Form 10K.


Cincinnati, Ohio                                  /s/PricewaterhouseCoopers LLP
July 19, 2000